SALES CONTRACT

AMSAT PO # : 1010-001-SR

Date : November 20, 2008

The Sellers :	Zhengzhou Duesail Fracture Proppant Co., Ltd.	The Buyers :	AMSAT International
Address :	38 Gengsheng Road Dayugou, Gongyi Henan, China 451271	Address:	4245 Enders St., #203 Orlando, FL 32814 U.S.A.
TEL :	+ 86-371-6405-9666	TEL :	+1-407-897-1259
FAX :	+ 86-371-6406-9338	FAX :	+1-321-251-5426
E-mail :	desair@zzdsr.com	E-mail :	amsatin@amsat-intl.com

This contract is made out by the Sellers and Buyers as per the following terms and conditions mutually confirmed:

(1) Name of commodity	(2) Quantity	(3) Unit Price	(4) Amount
Ceramic proppant 86MPa 40/70	1,008 MT / 56 FCL	USD 640.00/MT FOB, Tianjin	USD 645,120.00
CAPITALIZATION	TOTAL SAY AMOUNT US DOLLARS SIX HUNDRED FORTY FIVE THOUSAND AND ONE HUNDRED TWENTY ONLY		

(5) Product Specification : Ceramic proppant; minimum 70% alumina; density > 3.0 g/cm³; bulk density < 1.80 g/cm³; acid solubility (12/3, HCl/HF) < 7.0%; crush strength (86 MPa) < 8.0%; turbidity (NTU) < 100; sphericity > 0.8, roundness > 0.8

(6) Packaging : 1,500 KGS NET JUMBO BAGS (SUPERSACKS)

(7) Packaging and shipping Marks : TO BE SUPPLIED BY THE BUYER

(8) Time of Shipment : ON OR BEFORE DECEMBER 15, 2008

(9) Port of Shipment : XINGANG PORT, CHINA

(10) Port of Destination : N/A

(11) Insurance : N/A

The Sellers ______________________ **The Buyers** ______________________